SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box: ☐ Preliminary Proxy Statement ☒ Definitive Proxy Statement ☐ Definitive Additional Materials ☐ Soliciting Material Under Rule 14a-12	☐ Confidential,for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

JACOBS ENGINEERING GROUP INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No	fee required.

☐ Fee	computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement no.:

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(4)	Date Filed:

Notice of 2006

Annual Meeting of

Shareholders

and

Proxy Statement

Jacobs Engineering Group Inc.

JACOBS ENGINEERING GROUP INC.

1111 South Arroyo Parkway

Pasadena, California 91105

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

AND PROXY STATEMENT

TO OUR SHAREHOLDERS

The Annual Meeting of Shareholders of Jacobs Engineering Group Inc. will be held on Thursday, January 26, 2006, at 12:00 p.m. at 1111 South Arroyo Parkway, Pasadena, California, for the following purposes:

1.	To elect four directors to hold office until the 2009 annual meeting;

2.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending September 30, 2006; and

3.	To act upon such other matters as may properly come before the meeting.

The shareholders of record at the close of business on December 20, 2005, will be entitled to vote at such meeting and any adjournment thereof. This notice and proxy statement and the accompanying proxy card are being mailed to such shareholders on or about December 23, 2005. The stock transfer books will not close.

By order of the Board of Directors

WILLIAM C. MARKLEY, III
Senior Vice President, General Counsel and Secretary

Dated: December 20, 2005

Your vote is important. Please vote your shares promptly so your shares can be represented at the Annual Meeting. Please complete, date, and sign the enclosed proxy card, and return it in the envelope provided. Shareholders of record also have the option of voting via the Internet or by telephone as provided in the instructions set forth on the back of the proxy card. If you hold your shares through an account with a brokerage firm, bank or other nominee, you must follow the instructions you receive from them to vote your shares.

Whether or not you plan to attend the Annual Meeting, please read this proxy statement.

JACOBS ENGINEERING GROUP INC.

1111 South Arroyo Parkway

Pasadena, California 91105

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Jacobs Engineering Group Inc., a Delaware corporation (the “Company”), of proxies to be used at the Annual Meeting of Shareholders of the Company to be held on January 26, 2006, and any adjournment thereof. The expenses of the solicitation will be paid by the Company. Some officers and regular employees of the Company may solicit proxies personally and by telephone. The proxy is revocable by you by providing written notice to the Secretary of the Company at any time prior to the exercise of the authority granted thereby or by attending the meeting and electing to vote in person.

December 20, 2005 is the date fixed by the Board of Directors of the Company as the record date for this Annual Meeting (the “Record Date”). The holders of common stock of record at the close of business on the Record Date will be entitled to one vote per share on all business of the meeting. This Proxy Statement and the accompanying proxy card are being mailed on or about December 23, 2005 to the shareholders of record on the Record Date. As of the Record Date the Company had 58,192,209 shares of common stock outstanding.

In connection with the solicitation of proxies by the Board of Directors for this Annual Meeting, the Board of Directors has designated Noel G. Watson, Craig L. Martin, and John W. Prosser, Jr. as proxies. Shares represented by all properly executed proxy cards received in time for the meeting will be voted in accordance with the choices specified on the proxy card.

Unless contrary instructions are indicated on the proxy card, or where no choice is specified, the shares of common stock will be voted by the proxies as follows:

1.	FOR the election of the nominees listed below under “1. Election of Directors.”

2.	FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the year ending September 30, 2006, as described below under “2. Approval of Ernst & Young LLP as Independent Registered Public Accounting Firm.”

The Board of Directors is not aware of any other issue to be brought before the meeting. If other matters are properly brought before the meeting, then the proxies will vote in accordance with their best judgment.

The presence in person or by proxy of the holders of a majority of the outstanding shares of common stock will constitute a quorum for the transaction of business at the meeting. Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote. Abstentions, however, do not constitute a vote “for” or “against” any matter and thus will be disregarded in the calculation of a plurality or of “votes cast.”

The election inspectors will treat shares referred to as “broker non-votes” (i.e., shares held by brokers or nominees over which the broker or nominee lacks discretionary power to vote and for which the broker or nominee has not received specific voting instructions from the beneficial owner) as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

However, for purposes of determining the outcome of any matter as to which the broker has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter, even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters.

Directors are elected by a plurality, and the four nominees who receive the most votes will be elected. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election.

To be adopted, Proposal 2 in this Proxy Statement must receive the affirmative vote of the majority of the shares present in person or by proxy at the meeting and entitled to vote. Abstentions have the effect of negative votes. Broker non-votes will not be taken into account in determining the outcome of the adoption of the proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The following tables, based in part upon information supplied by officers, directors and principal shareholders, set forth certain information regarding the ownership of the common stock of the Company as of the Record Date by (i) all those persons known by the Company to be beneficial owners of more than five percent of the outstanding common stock of the Company; (ii) each director and nominee for director; (iii) each executive officer named in the compensation tables below; and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, each of these shareholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.

Security Ownership of Certain Beneficial Owners

Name and Address	Amount and Nature of Ownership of Common Stock		Percent of Class
FMR Corp. 82 Devonshire Street Boston, Massachusetts 02109	5,383,526	(a)	9.25%
Transamerica Investment Management, LLC 1150 South Olive Street, Suite 2700 Los Angeles, California 90015	3,321,896	(b)	5.71%

(a)	Security ownership information for the beneficial owner is based on the Form 13G/A filed with the Securities and Exchange Commission on February 14, 2005.
(b)	Security ownership information for the beneficial owner is based on the Form 13G filed with the Securities and Exchange Commission on September 16, 2005.

Security Ownership of Directors, Nominees and Named Executive Officers

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(a)	Number of Shares of Common Stock Relating to Unexercised Stock Options(b)	Total	Percent of Class(c)
Non-Management Directors:
Joseph R. Bronson	5,170	625	5,795	*
Robert C. Davidson, Jr.	5,000	7,125	12,125	*
Edward V. Fritzky	2,000	1,000	3,000	*
Robert B. Gwyn	10,020	13,125	23,145	*
Linda K. Jacobs	162,418	15,125	177,543	0.31%
Dale R. Laurance	10,000	13,125	23,125	*
Linda Fayne Levinson	6,000	11,125	17,125	*
Benjamin F. Montoya	5,000	7,125	12,125	*
Thomas M.T. Niles	3,500	2,625	6,125	*
David M. Petrone	50,700	10,425	61,125	0.11%

Named Executive Officers:
Noel G. Watson	618,534	535,000	1,153,314	1.98%
Craig L. Martin	62,410	346,917	409,327	0.70%
Thomas R. Hammond	91,892	163,750	255,642	0.44%
John W. Prosser, Jr.	116,205	115,834	232,039	0.40%
Peter M. Evans	15,000	39,834	54,834	*

All directors and executive officers as a group	1,616,875	2,049,845	3,666.720	6.30%

(a)	Ownership is direct.
(b)	Includes only those unexercised options exercisable within 60 days of the date of this Proxy Statement.
(c)	Calculation based on 58,192,209 shares of common stock outstanding as of the Record Date. Unless indicated otherwise, the percentage ownership is less than 0.1% of the common stock outstanding.

1.    ELECTION OF DIRECTORS

The Bylaws of the Company presently provide for twelve directors. The Certificate of Incorporation and the Bylaws of the Company divide the Board of Directors into three classes with the terms of office of the directors of each Class ending in different years. The terms of Classes I, II and III presently end at the annual meetings in 2006, 2007 and 2008, respectively. Class I has four directors, Class II has five directors and Class III has three directors.

The nominees for Class I are to be voted upon at this Annual Meeting. The directors in Classes II and III will continue in office until expiration of their respective terms. The Company has a policy that a non-management director cannot stand for re-election after his or her seventy-second birthday. None of the Class I non-management director nominees standing for election will be 72 years old as of the date of the 2006 Annual Meeting. The Board of Directors has nominated Joseph R. Bronson, Thomas M. T. Niles, David M. Petrone and Noel G. Watson for election as Class I directors for three year terms expiring at the 2009 annual meeting.

The Company did not receive any nominations from any security holders.

The persons named as proxies on the accompanying proxy card intend to vote the shares as to which they are granted authority to vote for the election of the nominees listed above. The proxies may not vote for a greater number of persons than four.

Although the Board of Directors does not know of any reason why any nominee will be unavailable for election, in the event any nominee should be unavailable at the time of the meeting, the proxies may be voted for a substitute nominee as selected by the Board of Directors.

The following table sets forth information about these nominees and the directors whose terms of office do not expire at the 2006 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR MESSRS. BRONSON, NILES, PETRONE AND WATSON, AS DIRECTORS.

NOMINEES

Name and Experience	Class	Director Since

Joseph R. Bronson, Director. Mr. Bronson, age 57, is President, a Member of the Office of the Chief Executive Officer and a Director of Form Factor Inc., a global leader in advanced semiconductor wafer probe card technology. Mr. Bronson was previously Executive Vice President and Chief Financial Officer of Applied Materials, Inc., a worldwide supplier of products and services to the global semiconductor industry and a leading information infrastructure provider. Mr. Bronson had been employed by Applied Materials since 1990 to October 2004. Mr. Bronson held the position of Chief Financial Officer for Applied from January 1998 to his departure, and was Executive Vice President since December 2000. From 1989 to 1990, Mr. Bronson served as Vice President and Chief Financial Officer of Stardent Computer. From 1979 to 1984, Mr. Bronson was employed by Schlumberger Limited, where he was Group Controller from 1983 to 1984. He is a Certified Public Accountant and a member of the American Institute of CPA’s and serves as Chairman of the Leavey School of Business Advisory Board, Santa Clara University, California. Mr. Bronson serves as a member of the Board of Advanced Energy Industries, Inc.

	I	2003

Name and Experience	Class	Director Since
The Hon. Thomas M. T. Niles, Director. Mr. Niles, age 66, is Vice Chairman of United States Council for International Business (USCIB), a company working with its international affiliates to promote open markets and freer trade around the world. He was President of USCIB from 1999 to 2005. Mr. Niles was formerly U.S. Ambassador to Canada (1985-1989), U.S. Ambassador to the European Union (1989-1991), Assistant Secretary of State for Europe and Canada (1991-1993) and Ambassador to Greece (1993-1997).	I	2003

David M. Petrone, Director. Mr. Petrone, age 61, is Chairman of Housing Capital Company, a real estate lending firm. He was Vice Chairman of Wells Fargo & Co. from 1986 until March 1, 1992. He is a director of Finelite, Inc.	I	1987

Noel G. Watson, Chairman of the Board, Chief Executive Officer and Director. Mr. Watson, age 69, has been with the Company since 1965 and has been Chief Executive Officer of the Company since 1992. He was also the President of the Company from 1987 until 2002.	I	1986

CONTINUING DIRECTORS

Name and Experience	Class	Director Since
Robert C. Davidson, Jr., Director. Mr. Davidson, age 60, is the Chairman and Chief Executive Officer of Surface Protection Industries, Inc., a company that provides surface protection products and services worldwide, where he has been an executive since 1978. He serves as a member of the Boards of Morehouse College, Fulcrum Venture Capital Corporation, Cedars-Sinai Medical Center, Broadway Federal Bank, f.s.b., and the University of Chicago Graduate School of Business Advisory Council.	II	2001

Edward V. Fritzky, Director. Mr. Fritzky, age 55, is retired. Mr. Fritzky served on the Board of Amgen, Inc., a global biotechnology company that discovers, develops, manufactures and markets human therapeutics based on advances in cellular and molecular biology, from July 2002 to May 2005 and also served as a special advisor to Amgen until July 2004. From January 1994 to July 2002, Mr. Fritzky served as Chief Executive Officer, President and Chairman of the Board of Immunex Corporation, a biotechnology company. From March 1989 to January 1994, he was President and Vice President of Lederle Laboratories, a division of American Cyanamid Company, a pharmaceutical company. Mr. Fritzky serves as a member of the Boards of Geron Corporation and SonoSite, Inc.

	II	2004

Robert B. Gwyn, Director. Mr. Gwyn, age 66, is retired. Mr. Gwyn was a Managing Director of Amaryn Group, a private investment company, from 1994 until 1998. He was President, Chief Executive Officer and Chairman of the Board of Agricultural Minerals and Chemicals, Inc., a company engaged in the fertilizer and methanol businesses from 1990 until 1994.	II	1995

Linda K. Jacobs, Director. Dr. Jacobs, age 58, is Chair of the Board of the Near East Foundation, New York, a private, nonprofit organization dedicated to urban and rural development in the Middle East and Africa. Previously, Dr. Jacobs was President of Middle East Technology Assistance, a nonprofit corporation.	II	1986

Name and Experience	Class	Director Since

Linda Fayne Levinson, Director. Ms. Levinson, age 64, is an independent investor and advisor to professionally funded, privately held ventures. From 1997 until 2004, Ms. Levinson was a Partner of GRP Partners, a venture capital firm that invests in early stage technology companies. From 1982 until 1998, Ms. Levinson was President of Fayne Levinson Associates, an independent consulting firm advising major corporations. Prior to that, Ms. Levinson was an executive at Creative Artists Agency, Inc.; a Partner of Wings Partner, a Los Angeles-based merchant bank; a Senior Vice President of American Express Travel Related Services Co., Inc.; and a Partner of McKinsey & Company, where she became the first woman partner in 1979. Ms. Levinson also serves as a member of the Boards of NCR Corporation and Ingram Micro, Inc.

	III	1996

Craig L. Martin, President and Director. Mr. Martin, age 56, has served in various senior and executive positions with the Company since joining it in 1994. Mr. Martin was promoted to President of the Company in July 2002.	III	2002

Rear Admiral Benjamin F. Montoya, CEC, USN (Retired), Director. Admiral Montoya, age 70, is the Chief Executive Officer of SmartSystems Technologies, a company that designs, develops and manufactures automated security, energy and other control systems for homebuilders and installers. From 1987 to 1989, he served as the Commander, Naval Facilities Engineering Command and Chief of Civil Engineers. He was Senior Vice President and General Manager of the Gas Supply Business Unit of Pacific Gas and Electric Company from 1991 to 1993. He was President and Chief Executive Officer of Public Service Company of New Mexico from 1993 until 2000 and was elected Chairman of the Board in 1999 and served until he retired in October 2000. Admiral Montoya serves as a member of the Boards of TEC, Inc., and Brown and Caldwell Engineers.

	II	2001

Dale R. Laurance, Director. Dr. Laurance, age 60, is the owner of Laurance Enterprises LLC, a private advisory service company. He retired from Occidental Petroleum Corporation, an independent oil and gas exploration and production company and a North American chemical manufacturer, on December 31, 2004 where he had served as President since 1996 and a Director since 1990. From 1983 to 1996, he served in various management and executive positions with Occidental Petroleum Corporation. He is also a director of Ingram Micro Inc.	III	1994

BOARD OF DIRECTORS

The Board of Directors held seven meetings during fiscal 2005. All directors attended at least 75% of all meetings of the committees on which they served during fiscal 2005. All directors attended at least 75% of all meetings of the Board of Directors during fiscal 2005 except for Mr. Petrone. Mr. Petrone missed one day on which two separate meetings were held and therefore attended 5 of 7 meetings that year or 71%. Mr. Petrone had attended at least 75% of all meetings of the Board for several years prior to this year. The Board of Directors encourages each director to attend the annual meeting. Nine of the directors attended the Company’s 2005 annual meeting.

It is the policy of the Board of Directors to hold seven regularly scheduled meetings and executive sessions of non-management directors without management present at all such meetings. Additional meetings of the Board of Directors and executive sessions of non-management directors may be held from time to time as required. The director serving as the presiding director at these executive sessions rotates on an annual basis among the chairs of the Nominating and Corporate Governance Committee, the Audit Committee and the Human Resource and Compensation Committee. No director may serve as the presiding director for two consecutive years. Currently, Mr. Dale R. Laurance, Chair of the Human Resource and Compensation Committee, is the presiding director. On January 26, 2006, Ms. Fayne Levinson, Chair of the Nominating and Corporate Governance Committee, will begin serving as the presiding director. The Chair of the Audit Committee will begin serving as the presiding director beginning at the annual meeting of shareholders in 2007.

COMPENSATION OF DIRECTORS

The Company pays directors who are not employed by the Company (“non-management directors”), a cash retainer in the amount of $40,000 per year, plus a fee of $1,500 for each meeting of the Board and each committee on which they serve that they attend. In addition, each non-management director receives an annual award of 1,000 shares of restricted stock pursuant to the Jacobs Engineering Group Inc. 1999 Outside Director Stock Option Plan (the “1999 Outside Director Plan”). Pursuant to the terms of the 1999 Outside Director Plan, each of the non-management directors receives an option to purchase 4,000 shares of common stock on the first day of the month following the date he or she is first elected to the Board (this option grant is referred to in the 1999 Outside Director Plan as the “appointment grant”), and an option to purchase 2,500 shares of common stock on the first day of March of each year (this option grant is referred to in the 1999 Outside Director Plan as the “annual grant”). In accordance with the terms and conditions of the 1999 Outside Director Plan, the option prices for both appointment grants and annual grants are equal to the Fair Market Value (as defined in the 1999 Outside Director Plan) of the Company’s common stock on the date of the grant.

INDEPENDENCE OF DIRECTORS

In addition to the Company’s Corporate Governance Guidelines, the Board has adopted Independence Guidelines, which are attached as Exhibit A. The Board of Directors has affirmatively determined that the following directors are independent under Section 303A.02 of the New York Stock Exchange listing standards and the Company’s Independence Guidelines: Dr. Jacobs, Ms. Levinson, Dr. Laurance and Messrs. Bronson, Davidson, Fritzky, Gwyn, Montoya, Niles, and Petrone. In addition, as further required by the New York Stock Exchange’s listing standards, the Board has made an affirmative determination as to each independent director that no material relationships exist between any non-management director and the Company which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The New York Stock Exchange’s independence definition also includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings involving the Company, which would prevent a director from being independent. None of the Company’s non-management directors had any relationship that violated these tests.

COMMITTEES OF THE BOARD

Audit Committee.    The Audit Committee advises the Board on internal and external audit matters affecting the Company, including recommendations as to the appointment of the independent auditors of the Company. In addition, the Audit Committee reviews with such auditors the scope and results of their examination of the financial statements of the Company and any investigations by such auditors, and reviews and approves the worldwide audit fee and all non-audit services.

The Audit Committee is governed by a charter which is available by following the links to “Corporate Governance” on the Company’s web site at http://www.jacobs.com or upon written request,

as described below under “Annual Report, Financial and Additional Information.” The Board of Directors has affirmatively determined that all of the members of the Audit Committee meet the independence standards of Section 303A.02 of the New York Stock Exchange’s listing standards and are financially literate, as required by Section 303A.07(a) of the New York Stock Exchange’s listing standards, as such qualification is interpreted by the Company’s Board of Directors in its business judgment. In addition, the Board of Directors has affirmatively determined that both Joseph R. Bronson, Chair of the Audit Committee, and, David M. Petrone, a member of the Audit Committee, are audit committee financial experts, pursuant to Item 401(h) of Regulation S-K. The Board of Directors made this determination based on Mr. Bronson’s and Mr. Petrone’s respective qualifications and business experience, as briefly described above under “1. Election of Directors—Nominees.” During fiscal 2005 the Audit Committee held eight meetings. The members of the Audit Committee are Messrs. Bronson (Chair), Gwyn and Petrone. Further information regarding the Audit Committee is set out in the Audit Committee Report below.

Human Resource and Compensation Committee.    The Human Resource and Compensation Committee reviews and reports to the Board on the Company’s key strategic and operational human resource issues and succession planning processes, approves the salaries and bonuses of the executive officers and, either directly or through its subcommittee, approves all grants of stock options and awards of restricted stock under the Jacobs Engineering Group Inc. 1999 Stock Incentive Plan (the “1999 Stock Plan”). The Human Resource and Compensation Committee also administers the 1989 Employee Stock Purchase Plan (the “1989 ESPP”) and the Global Employee Stock Purchase Plan.

The Human Resource and Compensation Committee is governed by a charter which is available by following the links to “Corporate Governance” on the Company’s web site at http://www.jacobs.com or upon written request, as described below under “Annual Report, Financial and Additional Information.” The Board of Directors has affirmatively determined that all of the members of the Human Resource and Compensation Committee meet the independence standards of Section 303A.02 of the New York Stock Exchange’s listing standards. During fiscal 2005 the Human Resource and Compensation Committee held six meetings. The members of the Human Resource and Compensation Committee are Drs. Laurance (Chair) and Jacobs and Messrs. Davidson and Montoya.

Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee assists the Board in identifying, screening and recommending qualified candidates to serve as directors of the Company and for considering and making recommendations to the Board concerning the Company’s corporate governance policies, principles and guidelines, including, but not limited to, the appropriate size, function and needs of the Board. The qualifications that the Board considers in locating qualified candidates to serve as directors include education, professional and academic affiliations, industries served, length of service, positions held, geographies served and diversity. The Chair of the Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates. Once potential candidates are identified, then the Chair and the Chairman of the Board and Chief Executive Officer review the backgrounds of those candidates with the Nominating and Corporate Governance Committee. Final candidates are chosen and then interviewed by non-management directors and executive management of the Company. Based on the interviews, the Nominating and Corporate Governance Committee then makes its recommendation to the Board. If the Board approves the recommendation, then the candidate is nominated for election by the Company’s shareholders. With regard to shareholder nomination of directors for election please see the requirements described below under “Shareholders’ Proposals.”

The Nominating and Corporate Governance Committee is governed by a charter which is available by following the links to “Corporate Governance” on the Company’s web site at

http://www.jacobs.com or upon written request, as described below under “Annual Report, Financial and Additional Information.” The Board of Directors has affirmatively determined that all of the members of the Nominating and Corporate Governance Committee meet the independence standards of Section 303A.02 of the New York Stock Exchange’s listing standards. During fiscal 2005 the Nominating and Corporate Governance Committee held three meetings. The members of the Nominating and Corporate Governance Committee are Ms. Fayne Levinson (Chair), Mr. Fritzky and Ambassador Niles.

CONTACT THE BOARD

Any shareholder or employee who desires to communicate with the Company’s non-management directors may do so as follows:

1.	Confidentially or anonymously through the Company’s Integrity Hotline, 1 (877) JACOBS2, or 1 (877) 522-6272;

2.	By writing to Presiding Director, c/o Corporate Secretary, Jacobs Engineering Group Inc., 1111 South Arroyo Parkway, Pasadena, California, U.S.A., 91105, in an envelope marked confidential; or

3.	By sending an email to Presiding.Director@Jacobs.com.

All communications required by law or regulation to be relayed to the Board of Directors are relayed immediately after receipt. Any communications received from security holders of the Company by management which have not also been sent directly to the Board of Directors will be processed as follows: (i) if the security holder specifically requests that the communication be sent to the Board, the communication will then be promptly relayed to the Board; and (ii) if the security holder does not request that the communication be sent to the Board, then management will promptly relay to the Board all communications that the management of the Company, using its best business judgment, determines should be relayed to the Board.

CONTACT THE AUDIT COMMITTEE

Any shareholder or employee may submit at any time a good faith complaint regarding any questionable accounting, internal accounting controls, or auditing matters concerning the Company without fear of dismissal or retaliation of any kind. Employees are encouraged to report their concerns and complaints to the Company’s senior management, to the Vice President, Internal Audit or to the Audit Committee of the Board of Directors. Confidential, anonymous reports may be made as follows:

1.	Through the Company’s Integrity Hotline;

2.	By writing to the Chair of the Audit Committee, c/o Corporate Secretary, Jacobs Engineering Group Inc., 1111 South Arroyo Parkway, Pasadena, California, U.S.A., 91105, in an envelope marked confidential; or

3.	By sending an email to Audit.Committee@Jacobs.com.

AUDIT COMMITTEE

REPORT OF THE AUDIT COMMITTEE

Report

The Audit Committee represents the Board in discharging its responsibilities relating to the accounting, reporting and financial practices of the Company. The Audit Committee is currently composed of three “independent directors” (according to the rules promulgated by the New York Stock Exchange). In addition, the Board has affirmatively determined that each member of the Audit Committee is financially literate and has the accounting or related financial management expertise specified in the New York Stock Exchange listing standards.

The duties and responsibilities of the Audit Committee include:

•	Meeting with Management and Ernst & Young LLP, the Company’s independent registered public accounting firm (“E&Y”) to review and discuss the Company’s quarterly and annual financial results and consolidated financial statements;

•	Reviewing any accounting issues brought to it by Management or E&Y as they may relate to the Company’s consolidated financial statements, or financial reporting in general;

•	Reviewing the accounting policies and practices of the Company as they pertain to matters requiring Management judgment (e.g., purchase price accounting, pension liabilities, and litigation);

•	Reviewing with Management and E&Y the effects of pending changes to generally accepted accounting principles, as well as alternative, acceptable methods of accounting;

•	Reviewing and approving the public release of all announcements relating to the Company’s results of operations, and any earnings guidance Management decides to release publicly;

•	Recommending to the Board whether, based on its review and discussions with Management and E&Y, the Company’s consolidated financial statements should be included in the Company’s annual report on Form 10-K;

•	Reviewing and approving the annual audit plan of the Company’s internal audit department;

•	Overseeing the treatment of any complaints received by the Company or the Audit Committee regarding the Company’s accounting practices;

•	Reviewing the performance, qualifications and independence of the Company’s independent auditors;

•	Reviewing with E&Y their audit procedures, scopes, and timing, and reviewing and approving the annual audit fee; and

•	Reviewing the effectiveness of the Company’s system of internal control.

The Audit Committee may retain the services of outside consultants and other experts it deems necessary or advisable to assist it in fulfilling its responsibilities.

The Audit Committee has adopted pre-approval policies and procedures for certain audit and non-audit services which E&Y has historically provided. In developing these policies and procedures, the Audit Committee considered the need to ensure the independence of E&Y while recognizing that in certain situations E&Y may possess the expertise and be in the best position to advise the Company on issues and matters other than accounting and auditing.

The policies and procedures adopted by the Audit Committee allow the general pre-approval by the Audit Committee of certain services, such as audit-related services (which include providing accounting and auditing consultation relating to due diligence activities, and advising the Company with respect to the applicability and implementation of new accounting standards) and tax services (which include general tax compliance, tax research and planning services), without a specific case by case consideration of each of the services to be performed by the independent auditors. The policies and procedures require that any other services, including the annual audit services and any other attestation services, be expressly and specifically approved by the Audit Committee prior to such services being performed by E&Y. In addition, any proposed services exceeding the general pre-approved cost levels or budgeted amounts will require specific pre-approval by the Audit Committee. The Audit Committee will consider whether all pre-approved services are consistent with the SEC’s rules and regulations on auditor independence.

The Audit Committee has reviewed and discussed with Management and E&Y the audited financial statements included in the Company’s Annual Report on Form 10-K. The Audit Committee has discussed with E&Y the matters required to be discussed by Statement on Auditing Standards No. 61—Communication with Audit Committees, as well as those communications required by the SEC’s rules and regulations. In addition, the Audit Committee has received from E&Y the written disclosures required by Independence Standards Board No. 1—Independence Discussions with Audit Committees and discussed with them their independence from the Company and its management.

All audit and non-audit services performed by Ernst & Young during fiscal 2005 were pre-approved pursuant to the procedures outlined above.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2005, for filing with the SEC.

Audit and Non-Audit Fees

The following fees were paid to Ernst & Young LLP for services provided to the Company for the fiscal years September 30, 2005 and 2004:

	2005	2004
Audit fees (a)	$4,580,500	$2,692,300
Audit related fees (b)	1,030,400	1,391,700
Tax fees (c)	700,700	471,400

Total	$6,311,600	$4,555,400

(a)	Fees paid in fiscal 2005 include approximately $1,700,000 of audit fees and expenses relating to the first year of compliance with the provisions of Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX 404”).
(b)	Consists primarily of fees paid for advisory services relating to SOX 404 compliance (in fiscal 2005 only); audits of the Company’s employee benefit plans (in fiscal 2005 and 2004); reviews and other agreed-upon procedures (in fiscal 2005 and 2004); and due diligence activities relating to mergers and acquisitions (in fiscal 2005 and 2004).
(c)	Consists of fees paid for tax consultation and compliance services.

The Audit Committee has considered whether the provision by Ernst & Young LLP of non-audit services is compatible with maintaining the independence of Ernst & Young LLP.

JOSEPH R. BRONSON, Chair

ROBERT B. GWYN

DAVID M. PETRONE

HUMAN RESOURCE AND COMPENSATION COMMITTEE

REPORT ON EXECUTIVE COMPENSATION

Report

The Human Resource and Compensation Committee (“the Committee”) is currently composed of four members, all of whom have been affirmatively determined by the Board of Directors to be independent, and are considered “non-management directors” pursuant to the rules of the Security and Exchange Commission. The Committee determines the compensation programs for the Chairman and Chief Executive Officer and reviews and approves the compensation programs for the executive management team, including the named executives listed on the Summary Compensation Table. The Committee also approves equity based grants to employees. The Committee reviews and recommends to the Board all compensation policy for executive officers, goals and performance criteria for incentive compensation plans, short and long term incentive plans, and key benefit plans established for employees. The Committee also oversees the administration of employee benefit plans for the Company. The Committee retains the services of independent consultants and other experts it deems necessary to assist the Committee in fulfilling its responsibilities.

Compensation Philosophy

The Committee’s overall philosophy and objectives are to provide an executive compensation program that rewards superior performance and has consequences for underperformance.

The key components provide a mix of cash and equity-based compensation that:

•	Enables the Company to attract, motivate and retain highly-qualified executives by offering competitive base salaries that are consistent with the Company’s size and performance.

•	Rewards executives for superior performance through a bonus program that places a substantial component of their pay at risk based on the Company’s performance as measured by operating and shareholder value measures such as its return on net equity.

•	Provides an incentive for continued service and future performance through the use of long term equity-based and bonus compensation deferral vehicles.

•	Encourages executives to have an equity ownership in the Company.

•	Aligns the interests of the Company’s executives with shareholders’ interests.

Determining Competitive Compensation

In determining total compensation for the named executives and other executive officers of the Company, the Committee utilized the consulting services of an independent consultant. The independent consultant reviewed all of the components of executive compensation including base pay, incentives, perquisites, benefits and long term equity based awards against two comparator groups: an industry peer group and a general industry group demonstrating market capitalizations and growth rates roughly approximating those of the Company’s. The industry peer group provides information regarding the competitive pay structure of the Company’s direct competitors, while the general industry group provides information regarding the competitive pay structure for companies of similar size and complexity with whom the Company competes for talent.

It is the Committee’s practice to compare the compensation data for comparative companies using the 50th through 75th percentile for that group. The Committee considers the fact that the principal provisions for the retirement of the Company’s executive officers are the various §401(k) Plans and the ESPP that are generally available to all levels of employees of the Company. The Company has no supplemental retirement plans for its executive officers. The Committee also considers that the only employees of the Company who are participants in defined benefit retirement plans are employees of certain acquired companies, and only two executive officers participate in any such pension plan. The Committee also considers that the employees receiving bonuses through the Company’s Incentive

Bonus Plan may elect to participate in a nonqualified deferred compensation plan whereby a portion of a participant’s salary and bonus may be deferred and paid to the employee at some future date. Senior executives are eligible to participate in the same benefits as that of its general employees and have no executive perquisites.

Establishing Executive Compensation

The Company’s executive compensation program includes the following elements:

•	Base Salary

•	Formula Bonus

•	Long Term Incentive Compensation

Base Salary.    In setting executive officer base salaries for fiscal 2005 the Committee considered Mr. Watson’s base salary recommendations as to each executive officer except himself, the Committee’s own evaluation of the individual performance of the executive officers against the goals established for the Company, and information compiled by the independent consultant regarding prevailing salaries for executives and senior-level personnel being offered by companies that the Company regards as its competitors.

Mr. Watson’s base salary for 2005 was established in the same manner as the base salaries of the other executive officers of the Company using the Committee’s own evaluation of performance and information compiled by the independent consultant. The Committee believes that the total salary and bonus paid to Mr. Watson and to each of the named executives were reasonable in light of the performance of the Company for fiscal 2005.

Annual Incentive Bonuses.    Pursuant to the Company’s Incentive Bonus Plan, each year the Committee approves a target percentage of pre-tax profits to the net equity of the Company that must be achieved before any bonuses are paid. This target percentage is established on the basis of the Committee’s judgment of what constitutes a reasonable minimum return for the shareholders on their investment in the Company. If pre-tax profits exceed the target, then a predetermined percentage of profits in excess of the target are placed in the bonus pool; if pre-tax earnings exceed two times the target, then a larger percentage of the excess is placed into the bonus pool. In approving the target percentage each year, the Committee considers changes in accounting standards. For example, when the Financial Accounting Standards Board adopted an accounting standard that eliminated the requirement that goodwill be amortized through periodic charges to earnings beginning in fiscal 2002, the Committee approved an increase to the target percentage for fiscal 2002 (the effect of this change was to ensure that the bonus pool would not increase for earnings attributable solely to a change in accounting principle). A major percentage of the bonus pool is allocated to the officers and key employees of the Company. Fifty percent of the allocation to the officers and key employees is then individually allocated to them in proportion to their weighted salaries, with the salaries of the executive officers given the greatest weight. The remainder of the executive officer pool is usually allocated in the same proportions as the initial allocations, but individual allocations are in some cases adjusted on the basis of the Committee’s subjective evaluations of individual performance. Generally, bonuses are paid in three annual installments contingent upon continued employment and may be further voluntarily deferred by the participants in the Company’s non-qualified deferred compensation plans.

In approving the bonus pool for fiscal 2005 and the payments pursuant to the Incentive Bonus Plan, the Committee noted:

•	Net earnings grew by 17.1% from last year;

•	Diluted EPS grew by 14.2%;

•	Return on average stockholders’ equity during fiscal 2005 was 14.1%;

•	Net cash (total cash, less bank debt) grew by $123.8 million during fiscal;

•	The Company’s stock performance outperformed the S&P 500 and the Dow Jones Heavy Construction Index for the last year and five years as outlined in the accompanying table; and

•	The Company grew its diverse global employment base to over 38,000 employees in over 60 offices in 20 countries.

Equity Grants.    In determining stock option awards to executive officers for 2005 the Committee considered Mr. Watson’s recommendations with respect to all executive officers other than himself, the Committee’s own evaluations of the individual contribution and performance of each of the executive officers and previous equity awards to the executive officers. The Committee also considered the stock option awards information and recommended guidelines included in the compensation and benefits study discussed previously. The Committee elected to grant stock options to the executive officers as shown in the accompanying compensation tables. All stock option grants to executive officers during fiscal 2005 were granted with strike prices equal to the market value of the stock on the date of grant.

Tax Deductibility Consideration

In 1993, the Internal Revenue Code was amended to limit the deductibility of certain compensation and benefits paid to the chief executive officer and the four highest paid executive officers in excess of $1 million to each of them. The Committee believes that the compensation payable for fiscal year 2005 will not result in a significant loss of tax deductions for the Company.

DALE R. LAURANCE, Chair

ROBERT C. DAVIDSON, JR.

LINDA K. JACOBS

BENJAMIN F. MONTOYA

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the annual and long-term compensation of the Company’s Chairman of the Board and Chief Executive Officer and the four most highly compensated officers at the end of the Company’s last completed fiscal year (collectively, the “Named Executive Officers”) for services in all capacities to the Company and its subsidiaries during its 2003, 2004 and 2005 fiscal years:

Name	Year	Annual Compensation(a)		Long Term Compensation			Other(c) ($)
				Restricted Stock Awards ($)		Securities Underlying Options/SARs (#)(b)
		Salary ($)	Bonus ($)
Noel G. Watson Chairman of the Board and Chief Executive Officer	2005 2004 2003	1,035,000 996,810 946,670	901,230 717,400 883,130	— — —		75,000 150,000 150,000	6,530 6,540 6,740

Craig L. Martin President	2005 2004 2003	752,200 724,950 690,000	654,980 521,750 643,680	— — —		75,000 50,000 50,000	6,530 6,530 6,690

Thomas R. Hammond Executive Vice President	2005 2004 2003	568,500 548,750 521,670	495,040 394,940 486,650	— — —		50,000 30,000 30,000	564,380 6,150 6,000	(d)

John W. Prosser, Jr. Executive Vice President	2005 2004 2003	456,250 420,000 390,000	397,280 246,950 272,870	— — —		30,000 40,000 10,000	6,540 6,540 6,750

Peter M. Evans Group Vice President	2005 2004 2003	435,040 351,880 328,340	331,470 189,930 229,720	195,500 — —	(e)	9,000 10,000 10,000	— — —

(a)	Represents amounts earned by the named executive during the year indicated, and includes amounts deferred under the Jacobs Engineering Group Inc. 401(k) Plus Savings Plan and Trust (the “401(k) Plan”) and the Company’s nonqualified Executive Deferral Plans.
(b)	Consists solely of non-qualified stock options granted pursuant to the 1999 Stock Plan.
(c)	Consists solely of Company contributions to the 401(k) Plan unless indicated otherwise.
(d)	Consists of $6,300 Company contribution to the 401(k) Plan, $6,900 paid in connection with a club membership, as well as the following other amounts: $84,280—goods and services differential; $169,190—foreign housing allowance; $2,500—home leave and other; $3,400—automobile and rail allowance; $53,400—education reimbursement; $51,100—shipping and storage reimbursement; $22,470—travel and temporary living reimbursement; and $164,840—tax equalization payments. These amounts were paid in connection with Mr. Hammond’s temporary relocation to the Company’s Reading, England office pursuant to the Assignment Letter Agreement dated February 16, 2005 more fully described below under “Employment Agreements.”
(e)	Consists of the value of shares of common stock awarded to Mr. Evans on October 1, 2004 pursuant to the 1999 Stock Plan. The shares are subject to certain restrictions as to transferability which will lapse on October 1, 2007, unless forfeited earlier. No dividends are payable on such shares unless and until they are declared by the Board of Directors to all holders of the Company’s common stock in general. The value of these shares as of September 30, 2005 was $337,000.

Employment Arrangements

On February 16, 2005, the Company and Thomas R. Hammond entered into an Assignment Letter Agreement (the “Assignment Agreement”) to maintain Mr. Hammond’s current level of income and benefits through the duration of his temporary transfer to the Company’s London (Reading), England office, taking into consideration the additional costs anticipated in connection with Mr. Hammond’s transfer. Among other things, the Assignment Agreement provides for a grant of 10,000 stock options pursuant to the 1999 Stock Plan, a goods and services differential of £5,532 British Pounds Sterling per month, housing and relocation expenses, tax equalization benefits and certain other benefits.

Option/SAR Grants in Last Fiscal Year

Stock options granted during fiscal year 2005 to all of the Company’s executive officers, including the Named Executive Officers, were granted under the 1999 Stock Plan. The 1999 Stock Plan permits the granting of stock options and the awarding of restricted stock to employees of the Company and its subsidiaries, as well as to employees of “related companies” (as defined in the 1999 Stock Plan). The 1999 Stock Plan was adopted by the Board of Directors, and approved by the Company’s shareholders, as the successor stock award plan to the Jacobs Engineering Group Inc. 1981 Executive Incentive Plan (the “1981 Plan”). The following table contains information concerning options granted to the Named Executive Officers during fiscal year 2005.

Name	Number of Options Granted (a)	Percentage of all Options Granted (b)		Exercise Price	Market Price on Date of Grant	Expiration Date	Potential Realizable Value at the Following Assumed Rates of Annual Stock Price Appreciation Over a 7-year Option Term
							0%	5%	10%
Noel G. Watson	75,000	15.01%		$53.90	$53.90	23-Jun-12	—	$1,645,700	$3,835,200

Craig L. Martin	75,000	15.01%		53.90	53.90	23-Jun-12	—	1,645,700	3,835,200

Thomas R. Hammond	40,000 10,000	8.01 2.00	% %	53.90 51.95	53.90 51.95	23-Jun-12 8-Feb-12	— —	877,700 211,500	2,045,400 492,900

John W. Prosser, Jr.	30,000	6.01%		53.90	53.90	23-Jun-12	—	658,300	1,534,100

Peter M. Evans	9,000	1.80%		53.90	53.90	23-Jun-12	—	197,500	460,200

Gain for all shareholders as a group, based on 58,129,997 shares outstanding at September 30, 2005, and a fiscal year-end stock price of $67.40 per share								$2,463,985,100	$6,244,222,100

Gain of “Named Executive Officers” as a percent of total gain to all shareholders								0.21%	0.20%

(a)	All grants consisted of non-qualified options pursuant to the 1999 Stock Plan.
(b)	Calculation based upon grants of options for 499,500 shares during fiscal 2005.

Aggregated Option/SAR Exercises in Last Fiscal Year

and FY-End Option/SAR Values

The following table sets forth information regarding option exercises during fiscal year 2005 by the Named Executive Officers and the value of their unexercised options on September 30, 2005. The Company has never granted any stock appreciation rights.

Name	Shares Acquired on Exercises	Total Value Realized ($)	Number of Unexercised Options at FYE (shares)		Value of Unexercised In-the-Money Options at FYE ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Noel G. Watson	280,000	12,503,180	535,000	225,000	16,221,850	4,457,500
Craig L. Martin	60,000	2,662,000	346,917	167,083	13,744,140	3,533,910
Thomas R. Hammond	188,000	7,983,880	161,250	93,750	6,126,610	1,767,740
John W. Prosser, Jr.	20,000	924,200	115,834	64,166	5,010,740	1,165,180
Peter M. Evans	—	—	39,834	23,166	1,364,820	467,480

PERFORMANCE GRAPH

The following graph shows the changes over the past five-year period in the value of $100 invested in (1) the common stock of Jacobs Engineering Group Inc.; (2) the Standard & Poor’s 500 Index; and (3) the Dow Jones Heavy Construction Group Index. The values of each investment are based on share price appreciation, with reinvestment of all dividends (assuming any were paid). For each graph, the investments are assumed to have occurred at the beginning of each period presented.

Comparison of Five Year Cumulative Total Return(a)

Among Jacobs Engineering Group Inc., the S&P 500 Index, and

the Dow Jones Heavy Construction Group Index

	Cumulative Total Return
	9/00	9/01	9/02	9/03	9/04	9/05
Jacobs	$100.00	$154.79	$153.20	$223.75	$189.96	$334.38
S&P 500	100.00	73.38	58.35	72.85	82.65	92.78
Dow Jones Heavy Construction	100.00	112.94	90.82	128.61	141.45	226.50

(a)	The cumulative total return information used to prepare this graph was provided by Research Data Group, Inc.

2.	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, with the concurrence of the Audit Committee, has selected Ernst & Young LLP to audit the accounts of the Company for its fiscal year ending September 30, 2006. The Company has been advised by Ernst & Young LLP that the firm has no relationship with the Company or its subsidiaries other than that arising from the firm’s engagement as auditors, tax advisors and consultants.

If the selection of Ernst & Young LLP is not ratified by the holders of a majority of the shares represented at the meeting and voting on the proposal, or if prior to the Annual Meeting to be held in January, Ernst & Young LLP should decline to act or become incapable of acting, or if its selection should be otherwise discontinued by the Board of Directors, then in any such case the Board of Directors will appoint other independent auditors whose selection for any period subsequent to the 2006 Annual Meeting will be subject to ratification by the shareholders at the 2007 annual meeting.

The Company has been advised that representatives of Ernst & Young LLP will be present at the Annual Meeting where they will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING SEPTEMBER 30, 2006.

3.    OTHER BUSINESS

The Board of Directors does not intend to present any other business for action at the meeting and does not know of any business intended to be presented by others.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own beneficially more than ten percent of a registered Class of the Company’s equity securities to file with the SEC and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by them.

To the Company’s knowledge, based solely on a review of the copies of such filings on file with the Company and written representations from its directors and executive officers, all Section 16(a) filing requirements applicable to the Company’s directors, officers and greater-than-ten-percent beneficial owners were complied with on a timely basis during the fiscal year ended September 30, 2005.

EXECUTIVE OFFICERS

For information about the executive officers of the Company, see Part III, “Item 10—Directors and Executive Officers of the Registrant” in the Company’s Form 10-K.

SHAREHOLDERS’ PROPOSALS

Under the Bylaws of the Company, shareholders who wish to nominate persons for election to the Board of Directors must submit their nominations to the Company not less than 60 nor more than 90 days prior to the date of the shareholders’ meeting at which they wish a nomination to be considered. Nominations must include certain information concerning the nominee and the proponent’s ownership of common stock of the Company. Nominations not meeting these requirements will not be entertained at the annual meeting. The Secretary of the Company should be contacted in writing at the address on the first page of this proxy statement to submit a nomination or to obtain additional information as to the proper form of a nomination.

Proposals, other than nominations of persons for election to the Board for consideration at the 2007 annual meeting of shareholders, must be submitted to the Company no later than November 24, 2006. However, in order to be included in the Company’s proxy statement and proxy relating to the 2007 annual meeting, proposals of shareholders must be received by the Secretary of the Company no later than September 6, 2006. If timely notice is not given of a shareholder proposal, then the proxies named on the proxy cards distributed by the Company for the annual meeting may use the discretionary voting authority granted them by the proxy cards if the proposal is raised at the meeting, whether or not there is any discussion of the matter in the proxy statement. The 2007 annual meeting of shareholders is scheduled to be held on Thursday, January 25, 2007.

CODE OF ETHICS AND CORPORATE GOVERNANCE GUIDELINES

The Company adopted a code of ethics for its chief executive, chief financial and principal accounting officers; a code of business conduct and ethics for members of its Board of Directors; and corporate governance guidelines. The full text of the codes of ethics and corporate governance guidelines are accessible by following the links to “Corporate Governance” on the Company’s website http://www.jacobs.com. In the event the Company makes any amendment to, or grants any waiver from, a provision of the code of ethics that applies to the principal executive officer, principal financial officer or principal accounting officer that requires disclosure under applicable SEC rules, the Company intends to disclose such amendment or waiver and the reasons therefor on its website. The Company undertakes to provide any person without charge a copy of any of the aforementioned codes of ethics and corporate governance guidelines upon receipt of a written request. Requests should be addressed to: Jacobs Engineering Group Inc., 1111 S. Arroyo Parkway, Pasadena, California, 91105, Attention: Corporate Secretary.

ANNUAL REPORT, FINANCIAL AND ADDITIONAL INFORMATION

The Annual Financial Statements and Review of Operations of the Company for fiscal 2005 can be found in the Company’s Form 10-K. A copy of the Form 10-K is being mailed concurrently with this Proxy Statement to each shareholder of record on the Record Date.

The Form 10-K, the Company’s Code of Business Conduct and Ethics for Members of the Board of Directors, the Company’s Code of Ethics for the Chief Executive, Chief Financial and Principal Accounting Officers, the Company’s Corporate Policy Concerning Business Conduct, and the Charters of the Audit Committee, Human Resource and Compensation Committee, and Nominating and Corporate Governance Committee are all accessible by following the links to “Corporate Governance” on the Company’s web site at http://www.jacobs.com. The Company will furnish without charge a copy of the Company’s Code of Business Conduct and Ethics for Members of the Board of Directors, the Company’s Code of Ethics for the Chief Executive, Chief Financial and Principal Accounting Officers, the Company’s Corporate Policy Concerning Business Conduct, and the Charters of the Audit Committee, Human Resource and Compensation Committee, and Nominating and Corporate Governance Committee to any person requesting in writing and stating that he or she is a beneficial owner of common stock of the Company. In addition, the Company will furnish without charge a copy of the Form 10-K, including the financial statements and schedules thereto, to any person requesting in writing and stating that he or she was the beneficial owner of common stock of the Company on December 20, 2005. The Company will also furnish copies of any exhibits to the Form 10-K to eligible persons requesting exhibits at $0.50 per page, paid in advance. The Company will indicate the number of pages to be charged for upon written inquiry. Requests and inquiries should be addressed to:

Investor Relations

Jacobs Engineering Group Inc.

1111 South Arroyo Parkway

Pasadena, California 91105

By Order of the Board of Directors

WILLIAM C. MARKLEY, III
Senior Vice President, General Counsel and Secretary

Pasadena, California

December 20, 2005

EXHIBIT A

The Jacobs Engineering Group Inc. Board of Directors

Guidelines for Determining the Independence of Its Members

December 2, 2004

It is expected the Board members (in that role) will exercise diligently and in good faith their independent judgment in the best interests of the Company and its shareholders as a whole, notwithstanding their other activities or affiliations.

No director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with the Company (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company).

In making such determination the Board shall broadly consider all relevant facts and circumstances. In particular, when assessing the materiality of a director’s relationship with the Company, the Board should consider the issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others.

In addition, a director will be determined by the Board to not be independent if:

(i) The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer, of the Company.

(ii) The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

(iii)(A) The director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (B) the director is a current employee of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

(iv) The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

(v) The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

(vi) The director is an executive officer of any tax exempt organization that has received in any of the last three fiscal years, contributions from the Company in any single fiscal year which exceeds the greater of $1 million, or 2% of such tax exempt organization’s consolidated annual gross revenues.

A-1

As used herein, an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home. “The Company” means Jacobs Engineering Group Inc. and all of its subsidiaries.

A-2

1111 S. ARROYO PARKWAY PASADENA, CA 91105 U.S.A.

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time (+ 5 hours GMT) on Wednesday, January 25, 2006. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time (+ 5 hours GMT) on Wednesday, January 25, 2006. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Jacobs Engineering Group Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717 U.S.A.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	JACOBS	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

JACOBS ENGINEERING GROUP INC.

The Board of Directors Recommends a Vote FOR Items 1 and 2.

Vote on Directors					For All	Withhold All	For All Except	To withhold authority to vote for any indicated nominee, mark “For All Except” and write the nominee’s number on the line below.
1.	Election of directors:

	Nominees:
	01	Joseph R. Bronson	03	David M. Petrone	☐	☐	☐
	02	Thomas M.T. Niles	04	Noel G. Watson

Vote on Proposal		For	Against	Abstain

2.	To approve Ernst & Young LLP as independent registered public accounting firm	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Please sign as your name(s) appear(s) on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

For address changes, please check this box and write them on the back where indicated		☐

	Yes	No
HOUSEHOLDING ELECTION—Please indicate if you consent to receive certain future investor communications in a single package per household	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

JACOBS ENGINEERING GROUP INC.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, January 26, 2006

12:00 PM

1111 South Arroyo Parkway Pasadena, California 91105

U.S.A.

Jacobs Engineering Group Inc. 1111 South Arroyo Parkway Pasadena, California 91105 U.S.A.	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on January 26, 2006.

The shares of stock you hold in this account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted for the persons nominated as directors by the Board of Directors and “FOR” Item 2.

By signing the proxy, you revoke all prior proxies and appoint Noel G. Watson, Craig L. Martin and John W. Prosser, Jr., and each of them, with full power of substitution, to vote these shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

If you vote by Phone or Internet, please do not mail your Proxy Card.

See reverse for voting instructions.